EXHIBIT 11

                          UNITED NATURAL FOODS, INC.C
                      COMPUTATION OF EARNINGS PER SHARE

                                                                      THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                          JANUARY 31,                       JANUARY 31,
                                                                          -----------                       -----------
                                                                     1997            1998               1997            1998
                                                                     ----            ----               ----            ----
Basic weighted average shares outstanding                         17,116,331       17,356,705           15,393,653   17,356,705

  Net effect of dilutive stock options based upon the treasury
     stock method using the average stock price                      273,174          440,934              264,290      430,907

                                                                 -----------      -----------          -----------  -----------
Diluted weighted average shares outstanding                       17,389,505       17,797,639           15,657,943   17,787,611
                                                                 ===========      ===========          ===========  ===========

          Income before extraordinary item                       $ 2,294,035      $ 4,200,184          $ 3,583,259  $ 3,571,887

  Extraordinary item - loss on early extinguishment
     of debt, net of income tax benefit of $661,822                  932,929              -                932,929          -

                                                                ------------     ------------         ------------  -----------
          Net income                                            $  1,361,106     $  4,200,184         $  2,650,330  $ 3,571,887
                                                                ============     ============         ============  ===========

  Pro forma net income before extraordinary item                $  2,251,778     $  4,200,184         $  3,576,882  $ 3,251,789
                                                                ============     ============         ============  ===========

Basic Per Share Data:

          Income before extraordinary item                      $       0.13     $       0.24         $       0.23  $      0.21

  Extraordinary item - loss on early extinguishment
     of debt, net of income tax benefit of $661,822             $       0.05     $         -          $       0.06  $        -
                                                                ------------     ------------         ------------  -----------
          Net income                                            $       0.08     $       0.24          $      0.17  $      0.21
                                                                ============     ============         ============  ===========

  Pro forma net income before extraordinary item                $       0.13     $       0.24         $       0.23  $      0.19
                                                                ============     ============         ============  ===========

Diluted Per Share Data:

          Income before extraordinary item                      $       0.13     $       0.24         $       0.23  $      0.20

  Extraordinary item - loss on early extinguishment
      of debt, net of income tax benefit of $661,822            $       0.05     $         -          $       0.06  $        -
                                                                ------------     ------------         ------------  -----------
          Net income                                            $       0.08     $       0.24          $      0.17  $      0.20
                                                                ============     ============         ============  ===========

  Pro forma net income before extraordinary item                $       0.13     $       0.24         $       0.23  $      0.19
                                                                ============     ============         ============  ===========

Pro forma income tax expense to reflect Stow as though it were a C corporation for the entire period is calculated as follows: Total income tax expense plus Stow pretax income multiplied by 35% (note fiscal 1998 adds back merger expenses as well before calculating tax expense for Stow since merger expenses are nondeductible for tax purposes).